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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

   We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement on Form S-4 (file No. 333-34592) of Global Crossing Ltd. of our report dated January 25, 1999 relating to the financial statements, which appears in Frontier Corporation's Annual Report to Shareholders, which is incorporated by reference in Frontier Corporation's Annual Report on Form 10-K for the year ended December 31, 1998; and the Form 8-K dated January 26, 1999. We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" and "Frontier Selected Historical Financial Information" in such Pre-Effective Amendment No. 1 in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Rochester, New York

May 2, 2000